Karen Wolfe Employment Agreement


                          EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (the "Agreement") is made and entered into this 12th day of March, 1996 by and between SYSTEMS COMMUNICATIONS, INC., a Florida corporation, located at Suite 300, 2575 Ulmerton Road, Clearwater, FL 34622 (hereinafter called "SCI") and HEALTH MANAGEMENT TECHNOLOGIES, INC., a California corporation, located at 1150 Moraga Way, Suite 150, Moraga, CA 94556 (hereinafter called "HMT") and KAREN WOLFE (hereinafter called "Employee"). WHEREAS, SCI has acquired HMT as a wholly owned subsidiary of SCI; and

WHEREAS, SCI and HMT desire to retain Employee in the position of President of HMT; and

WHEREAS, SCI, HMT and Employee desire to enter into this Agreement to assure HMT of the services of Employee for the benefit of HMT and to set forth the respective rights and duties or the parties hereto;

WHEREAS, HMT is in the business of developing and implementing software to track and analyze healthcare provided to individuals for use by employers and insurance companies throughout the United States (hereinafter called the "Business");

NOW, THEREFORE, in consideration of the premises and the mutual covenants, terms and conditions set forth herein, SCI, HMT and Employee agree as follows:

                                    ARTICLE I

                                   Employment

1.1 Employment and Title. HMT hereby employs Employee, and Employee hereby accepts such employment as the President of HMT, all upon the terms and conditions set forth herein.

1.2     Description of Services to be Performed.

(a) The duties to be performed by Employee are : Develop business plan and financial proforma, Strategic product development and individual product design, write specifications for product design, review and negotiate Software License and other Agreements, assist in marketing plan and execution, respond to RFP's, assist in sales and exhibiting shows, supervise client services and training, professional speaking presentations, consulting and training services, managing user and training manuals, product quality and testing, supervise bookkeeping and accounting, supervise client and prospect communications, supervise development advertising and marketing materials, supervise client services personnel.

(b) During the terms (as hereinafter defined) hereof, Employee agrees to perform diligently and in good faith such duties and services for HMT as are consistent with the position held by Employee under the direction of the Board of Directors of SCI (the "Board of Directors"). Employee agrees to devote her best efforts and all of her full business time, energies and abilities to the services to be performed hereunder and for the exclusive benefit of the HMT. Employee shall be vested with such authority as is generally concomitant with the position to which she is appointed.

(c)Employee shall communicate and report to SCI or its Board of Directors, on a periodic (monthly as minimum) basis as to the operations, sales activity, industry developments and prospects for the Business of HMT.

1.3 Location. The principal place of employment and the location of Employee's principal office and ordinary place of work shall be in Moraga, California, provided, however, Employee shall, when requested by the SCI or the Board of Directors, or may, if she determines it to be reasonably necessary, temporarily perform services outside said area as are reasonably required for the proper performance of her duties under this Agreement.

1.4 Representations. Each party represents and warrants to the other that she/it has full power and authority to enter into and perform this Agreement and this her/its execution and performance of her Agreement shall not constitute a default under or breach of any of the terms of any agreement to which she/it is a party or under which she/it is bound. Each party represents that no consent or approval of any third party is required for her or its execution, delivery and performance of this Agreement or that all consents or approvals of any third party required for her or its execution, delivery and performance of this Agreement have been obtained.

                                 ARTICLE II

2.1 Term. The term of Employee's employment hereunder (the "Term") shall commence as of the date hereof (the "Commencement Date") and shall continue from the date hereof for a period of three (3) years unless earlier terminated by HMT or SCI's Board of Directors or Employee pursuant to the provisions of this Agreement.

                                 ARTICLE III

                                 Compensation

3.1 Base Salary. As compensation for the services to be rendered by Employee, HMT shall pay Employee, during the term of this Agreement, an annual base salary of $110,000.00 which base salary shall (prorated for periods less than a month) be paid in equal monthly installments. If the Employee is successful in increasing the total revenue of HMT as outlined in Exhibits A-1, A-2 and A-3 attached hereto she will earn the performance bonus as outlined therein on each anniversary of the commencement date herein.

3.2 Benefits. Employee shall be entitled, during the Terms hereof, to the same medical, hospital, dental and life insurance coverage as are available to SCI's senior executive officers on the Commencement Date and shall receive additional benefits (now being developed) as shall be made available to persons of comparable salary and position in other subsidiaries of SCI.

Employee shall be entitled to four (4) weeks of fully paid vacation per year during the term of this Agreement. Employee shall not be entitled to receive monetary or other valuable consideration for vacation time to which he is entitled but does not take. The timing of vacation periods shall be within the discretion of HMT, reasonably exercised so as not to unnecessarily inconvenience the Employee.

3.3 Withholding. Any and all amounts payable under this Agreement, including, without limitation, amounts payable in the event of the termination hereof under Article V hereof, are subject to withholding for such federal, state and local taxes as HMT in its reasonable judgment determines to be required to any applicable law, rule or regulation.


                              ARTICLE IV

                       Working Facilities, Expenses and Insurance

4.1 Working Facilities and Expenses. Employee shall be furnished with an office at the principal office of HMT, or at such other working facilities and secretarial and other assistance suitable to her position and adequate for the performance of her duties hereunder. HMT shall reimburse Employee for all of Employee's reasonable expenses incurred while employed and performing her duties under and in accordance with the terms and conditions of the Agreement, subject to Employee's full and appropriate documentation, including, without limitation, receipts for all such expenses in the manner required pursuant to HMT's policies and procedures and the Internal Revenue Code as in effect from time to time.

4.2 Insurance. HMT or SCI may secure in its own name or otherwise, and at its own expense, life, disability and other "key man" type insurance covering Employee or Employee or others, and Employee shall not have any right, title or interest in or to such insurance other than as expressly provided herein. Employee agrees to assist in procuring such insurance by submitting to the usual and customary medical and other examination to be conducted by such physician(s) as the Board of Directors or such insurance company may designate and by signing such applications and other written instruments as may be required by the insurance companies to which application is made for such insurance.

                                   ARTICLE V

                                  Termination

5.1 Termination. This Agreement and the employment of Employee may be terminated only as follows:

(a)   at the election of the Employee;

(b)   on the Scheduled Termination Date; or

(c)   for cause as set forth on Paragraph 5.2.

5.2 Termination for Cause. "Employee shall be deemed to have been terminated for cause by HMT if she is terminated because she has committed any material act of dishonesty, has disclosed confidential information to third parties without authority, has breached any of her obligations hereunder, is guilty of gross carelessness or misconduct, has unjustifiably neglected her duties under this Agreement, or has conducted herself in a manner substantially detrimental to HMT or SCI. If employee is terminated for cause, she shall be entitled to no severance pay and shall be entitled to no payment(s) that might otherwise be owed to her even if she worked for the entire year. In addition, Employee shall be entitled to receive any benefits which are, at the time of the termination, vested pursuant to Paragraph 3.2 herein.

5.3 Effect of Termination. If the Employee voluntarily terminates his employment, or in the event the employment is terminated upon death or disability of the Employee:

(a) Salary shall be paid through the date of voluntary resignation or termination.
(b) Employee shall be entitled to reimbursement for expenses accrued through the date of termination in accordance with the provisions of Section 3.1 hereof.
(c) Employee shall receive such other benefits as may be provided under the terms hereof and the benefit plans mentioned in Paragraphs 3.1 and 3.2 herein.

                                  ARTICLE VI

                             Covenant Not to Compete

6.1 Covenant Not to Compete. Upon termination of this Agreement by either the voluntary resignation of Employee or a termination for cause by HMT or SCI, Employee shall not directly or indirectly, (within any of the metropolitan areas within the United States of America in which HMT at the time of such termination is conducting Business, and also all metropolitan areas within the United States of America in which Employee knows that HMT intends to extend and carry on Business by expansion of its activities) enter into or engage in any business in competition with the Business of HMT, as it now exists or may exist at the time of termination of employment under this Agreement, either as an individual on her own account, or as a partner, joint venture, employee, agent, or salesperson for any person, or as an officer, director or stockholder of a corporation, or otherwise for a period of three (3) years after the date of termination of employment hereunder. It is agreed by the parties that this covenant on the part of the Employee may be enforced against Employee by HMT or SCI by injunction, as well as by all other legal remedies available to HMT or SCI. It is agreed by the parties hereto that if any portion of this covenant not to compete is held to be unreasonable, arbitrary or against public policy, the covenant herein shall be considered divisible both as to time and geographic area so that a lesser period of time or geographical areas shall remain effective so long as the same is not unreasonable, arbitrary, or against public policy. The parties hereto agree that, in the event any Court determines the specified time period or the specified geographical area to be unreasonable, arbitrary, or against public policy, a lesser time period or geographical area which is determined by the courts to be reasonable, non-arbitrary and not against public policy may be enforced against Employee by injunction, as well as by all other legal remedies available to HMT or SCI.

6.2 Solicitation of Employees. For a period of three years after she is no longer employed by HMT, the Employee will not, directly, or indirectly, either as an individual, proprietor, stockholder, partner, officer, director, employee or otherwise, solicit any officer, director, employee or other individual:

     (A)  To leave his or her employment or position with HMT;

     (B)  To compete with the Business of HMT or SCI; or

(C) To violate the terms of any employment; non-competition or similar agreement with HMT or SCI.

For purposes of this paragraph, references to the Business of HMT or SCI shall include the business of any subsidiary or affiliate of HMT or SCI.

6.3 (a) Employee agrees that in the event of a breach of any term of this Agreement, and more particularly, in the event of the breach of any of the terms and provisions of this Article VI, HMT shall be entitled to secure an order in any suit brought for that purpose to enjoin Employee from violating any of the provisions of this Agreement and that, pending the hearing and the decision on the application for such order, HMT shall be entitled to a temporary restraining order without prejudice to any other remedy available to HMT, all at expense of Employee. EMPLOYEE UNDERSTANDS THAT THE COVENANTS OF THIS PARAGRAPH ARE THE ESSENCE OF THIS EMPLOYMENT AGREEMENT, WITHOUT WHICH NO EMPLOYMENT AGREEMENT WOULD BE ENTERED INTO BY HMT AND/OR SCI.

(b) The provisions of Article VI shall in no event be construed to be an exclusive remedy, and such remedy shall be held and construed to be cumulative and not exclusive of any rights or remedies, whether in law or equity, otherwise available under the terms of this Agreement or under the laws of the United States or any state.


                                   ARTICLE VII

                       Confidentiality and Intellectual
                                 Property Rights

7.1 Confidentiality. The Employee will not at any time during or after her employment by HMT, directly or indirectly, divulge, disclose or communicate to any person, firm or corporation in any manner whatsoever, other than in the normal course of performing her duties for HMT, any information concerning any matter affecting or relating to HMT or the Business of HMT. While engaged as an employee of HMT, the Employee may only use information concerning any matters affecting or relating to HMT or the Business of HMT for a purpose which is necessary to the carrying out of the Employee's duties as an employee of HMT, and the Employee may not make use of any information of HMT after she is no longer an employee of HMT. The Employee agrees to the above without regard to whether all of the above matters will be deemed confidential, material or important, it being stipulated by the parties that all information, whether written or otherwise, regarding HMT's Business, including but not limited to, Information regarding customers, customer lists, employees, employee salaries, costs, prices, earnings, and any financial or cost accounting reports, products, services, formulae, compositions, machines, equipment, apparatus, systems, manufacturing procedures, operations, potential acquisitions, new location plans, prospective and executed contracts and other business arrangements, and sources of supply, is presumed to be important, material and confidential information of HMT for purposes of this Agreement, except to the extent that such information may be otherwise lawfully and readily available to the general public. Employee agrees that all of this information is a trade secret owned exclusively by HMT which shall at all times be kept confidential. The Employee further agrees that she will, upon termination of her employment with HMT, return to HMT all books, records, lists and other written, typed or printed materials, whether furnished by HMT or prepared by the Employee, which contain any information relating to HMT's Business, and the Employee agrees that she will neither make nor retain any copies of such materials after termination of employment. For purposes of this Article VII, references to the Business or information of or relating to HMT shall include the information or business of HMT, SCI and any subsidiary or affiliate of HMT or SCI, including but not limited to, National Solutions Corporation.

7.2 Business Opportunities and Patentable Devices. Employee will make full and prompt written disclosure to HMT, SCI or their nominee of:

(A) Any business opportunity of which she becomes aware and which relates to the Business of HMT, SCI or any of its subsidiaries or affiliates; and

(B) Any patentable device, apparatus, method, process or improvement which she may invent or discover, either solely or jointly with any other person or persons, resulting from or in the course of any work done by her as an employee of HMT, or relating to the work or duties she was employed or assigned to perform or actually does perform for HMT, or relating to any phase of HMT's business or fields of interest in each case whether or not a patentable device, apparatus, method, process or improvement is:

     (1) Related to the project to which she is so assigned;

     (2) Made with a contribution by HMT or the use of HMT or HMT-held facilities, equipment, materials, allocated funds, proprietary information, or services of HMT or SCI employees or associated persons;

     (3) Made during working hours; or

     (4) Made before, during or within a period of three years after the period of Employee's employment pursuant to this Agreement.

7.3 Assignment of Intellectual Property Rights. The Employee assigns to HMT and/or SCI the entire right, title and interest for the entire world in and to all work performed, writing(s), formula(s), design(s), model(s), drawing(s), software, photograph(s), design invention(s) and other invention(s) made, conceived or reduced to practice or authored by Employee, either solely or jointly with others, during the performance on this Agreement or with the use of information, materials or facilities of HMT received or used by Employee during the period Employee is retained by HMT under this Agreement or any extensions or renewals thereof.

The Employee shall sign, execute and acknowledge or cause to be signed, executed and acknowledged without cost, but at the expense of HMT, any and all documents and to perform the acts as may be necessary, useful or convenient for the purpose of securing to HMT and/or SCI or its nominees trade secret, patent, trademark, or copyright protection throughout the world upon all such work(s), writing(s), photograph(s), software, design invention(s), other invention(s) and processes, title to which HMT may acquire in accordance with the provisions of this clause.

7.4  Nonassertion of Rights by Consultant or Others.  	During and after the
term of this Agreement, Employee shall not assert or permit any other party to assert against HMT and/or SCI, its subsidiaries, vendors and customers, mediate and immediate, any patent or other rights with respect to which Employee has the right to assert or license at the termination or expiration of this Agreement because of the practice of any process or the development, use or sale of any saleable or licensable product arising out of the subject matter of this Agreement.

                                    ARTICLE VIII

                                    Miscellaneous

8.1 No Waivers. The failure of either party to enforce any provision of this Agreement shall not be construed as a waiver of any such provision, nor prevent such party thereafter from enforcing such provision or any other provision of this Agreement.

8.2 Notices. Any notice to be given to the HMT, SCI and the Employee under the terms of this Agreement may be delivered personally, by telecopy, telex or other form of written electronic transmission, or by registered or certified mail, postage prepaid, and shall be addressed as follows:

   If to SCI:                  Systems Communications, Inc.
                               2575 Ulmerton Road
                               Suite 300
                               Clearwater, FL  34622

   If to HMT:                  Health Management Technologies, Inc.
                               1150 Moraga Way
                               Suite 150
                               Moraga, CA  94556

   If to the Employee:         Karen Wolfe
                               1150 Moraga Way
                               Suite 150
                               Moraga, CA  94556

Either party may hereafter notify the other in writing of any change in address. Any notice shall be deemed duly given (i) when personally delivered,
(ii)when telecopied, telexed or transmitted by other form of written electronic transmission, or (iii) on the day after it is mail by registered mail or certified mail, postage prepaid, as provided herein.

8.3 Severability. The provisions of this Agreement are severable and if any provision of this Agreement shall be held to be invalid or otherwise unenforceable, in whole or in part, the remainder of the provision, or enforceable parts thereof, shall not be affected thereby.

8.4 Successors and Assigns. The rights and obligations of the HMT or SCI under this agreement shall inure to the benefit of and be binding upon the successors and assigns of HMT and/or SCI, including the survivor upon any merger, consolidation or combination of HMT or SCI with any other entity. Employee shall not have the right to assign, delegate or otherwise transfer any duty or obligation to be performed by him hereunder to any person or entity.

8.5 Entire Agreement. This Agreement supersedes all prior agreements and understandings between the parties hereto, oral or written, and may not be modified or terminated orally. No modification, termination, or attempted waiver shall be valid unless in writing, signed by the party against whom such modification, termination or waiver is sought to be enforced. This Agreement was the subject of negotiation by the parties hereto and their counsel. The parties agree that no prior drafts of this Agreement shall be admissible as evidence in any proceeding which involves the interpretation of any provision accordance with the internal laws of the State of Florida without reference to the conflict of law thereof.

8.7 Section Headlines. The section headings contained herein are for the purposes of convenience only and are not intended to define or limit the contents of said sections.

8.8 Further Assurances. Each party hereto shall cooperate and shall take such further action and shall execute and deliver such further documents as may be reasonably requested by any other party in order to carry out the provisions and purposes of this Agreement.

8.9 Gender. Whenever the pronouns "her" or "hers" are used herein they shall also be deemed to mean "she" or "hers" or "it" or "its" whenever applicable. Words in the singular shall be read and construed as though in the plural and words in the plural shall be read and construed as though in the singular in all cases where they would apply.

8.10 Counterparts. This Agreement may be executed in counterparts, all of which taken together shall be deemed one original.

8.11 Attorney's Fees. In the event that either party is required to engage the services of legal counsel to enforce the terms and conditions of this Agreement against the other party, regardless of whether such action results in litigation, the prevailing party shall be entitled to reasonable attorneys' fees, costs of legal assistants, and other costs from the other party, which shall include any fees or costs incurred at trial or any appellate proceeding, and expenses and other cost, including any accounting expenses incurred.


IN WITNESS WHEREOF, the parties hereto have executed this Employment Agreement as of the date first above written.

Attest:                                     SYSTEMS COMMUNICATIONS, INC.
                                            ("SCI")

/s/Edwin B. Salmon___________               By:/s/ Stephen E.Williams_______
                                            Its ___President & CEO__________
/s/ Susan Johnson Cox_______
Witness
Attest:                                     HEALTH MANAGEMENT
                                            TECHNOLOGIES, INC.
                                            ("HMT")

_____________________________               By: /s/ James W. Wolfe___________

                                            Its Secretary___________________
_____________________________
Witness
                                            "Employee"
_____________________________                   /s/ Karen Wolfe_____________
Witness                                         KAREN WOLFE

Exhibit A-1

Incentive Compensation. In order to provide an incentive for the Employee to manage the Employer's business in a manner expected to achieve the operation performance and results set forth in the HMT Financial Projections for 1996 attached hereto as Exhibit B, the Employee will be entitled to receive additional compensation in the form of shares of common stock of the Employer's parent company, Systems Communications, Inc., as follows:

Equal To Or Exceeding

Total Revenues				$2,854,440

Net Profit Before Income Tax		$  567,696

Value of Incentive Compensation	$1,250,000

In the event either total revenues or net profit before income taxes are less than the projected amount thereof, but not less in each case than seventy percent thereof, the value of the incentive compensation shall be reduced to an amount determined by the arithmetic average of the product derived from multiplying $1,250,000 by the quotient of actual total revenues (but not more than $2,854,440) divided by $2,854,440 and the product derived from multiplying $1,250,000 by the quotient of the actual net profit before income tax (but not more than $567,696) divided by $567,696. In the event either total revenues or net profit before income taxes is less than seventy percent of the projected amount, then no incentive compensation shall be paid. The Employer's total revenues and net profit before income tax shall be conclusively determined from the audited financial statements of the Employer or, if only financial statements of the parent consolidate

Exhibit A-2

Incentive Compensation. In order to provide an incentive for the Employee to manage the Employer's business in a manner expected to achieve the operation performance and results set forth in the HMT Financial Projections for 1996 attached hereto as Exhibit B, the Employee will be entitled to receive additional compensation in the form of shares of common stock of the Employer's parent company, Systems Communications, Inc., as follows:

Equal To Or Exceeding

Total Revenues                      $4,846,942

Net Profit Before Income Tax         1,204,552

Value of incentive Compensation      1,250,000

In the event either total revenues or net profit before income taxes are less than the projected amount thereof, but not less in each case than seventy percent thereof, the value of the incentive compensation shall be reduced to an amount determined by the arithmetic average of the product derived from multiplying $1,250,000 by the quotient of actual total revenues (but not more than $4,846,942) divided by $4,846,942 and the product derived from multiplying $1,250,000 by the quotient of the actual net profit before income tax (but not more than $1,204,552) divided by $1,204,552. In the event either total revenues or net profit before income taxes is less than seventy percent of the projected amount, then no incentive compensation shall be paid. The Employer's total revenues and net profit before income tax shall be conclusively determined from the audited financial statements of the Employer or, if only financial statements of the parent consolidated are audited, then from the component thereof contributed by the Employer. The number of shares of common stock issuable to the Employee as incentive compensation under this Section shall be determined by dividing the less of $1,250,000 or such lesser value of incentive compensation determined as provided herein by the average of the high and low bid price quotations for such common stock in the primary public market where such common stock is quoted or traded on the last day of December 1996 for which such price quotations are available. The common stock may be either registered under the Securities Act of 1933 or with transfer thereof restricted under said Act subject to piggy-back registration rights.

Exhibit A-3

Incentive Compensation. In order to provide an incentive for the Employee to manage the Employer's business in a manner expected to achieve the operation performance and results set forth in the HMT Financial Projections for 1996 attached hereto as Exhibit B, the Employee will be entitled to receive additional compensation in the form of shares of common stock of the Employer's parent company, Systems Communications, Inc., as follows:

Equal To Or Exceeding

Total Revenues                      $8,000,682

Net Profit Before Income Tax         2,942,720

Value of incentive Compensation      1,500,000

In the event either total revenues or net profit before income taxes are less than the projected amount thereof, but not less in each case than seventy percent thereof, the value of the incentive compensation shall be reduced to an amount determined by the arithmetic average of the product derived from multiplying $1,500,000 by the quotient of actual total revenues (but not more than $8,000,682) divided by $8,000,682 and the product derived from multiplying $1,250,000 by the quotient of the actual net profit before income tax (but not more than $2,942,720) divided by $2,942,720. In the event either total revenues or net profit before income taxes is less than seventy percent of the projected amount, then no incentive compensation shall be paid. The Employer's total revenues and net profit before income tax shall be conclusively determined from the audited financial statements of the Employer or, if only financial statements of the parent consolidated are audited, then from component thereof contributed by the Employer. The number of shares of common stock issuable to the Employee as incentive compensation under this Section shall be determined by dividing the less of $1,500,000 or such lesser value of incentive compensation determined as provided herein by the average of the high and low bid price quotations for such common stock in the primary public market where such common stock is quoted or traded on the last day of December 1996 for which such price quotations are available. The common stock may be either registered under the Securities Act of 1933 or with transfer thereof restricted under said Act subject to piggy-back registration rights.